UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-54116 (Commission File Number)	20-5344927 (IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1100 El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01                   Other Events.

On November 15, 2012, the Board of Directors of Manhattan Bancorp (the “Company”) approved the deregistration of the Company’s common stock with the Securities and Exchange Commission and the termination of the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended, in each case following the completion of the Company’s proposed rights offering to its existing shareholders (as discussed in more detail below).  Upon the filing of a Form 15 with the Securities and Exchange Commission, the Company’s obligation to file certain reports with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, will be immediately suspended.

On November 16, 2012, the Company issued a press release announcing that it has set 5:00 p.m., Eastern Time, on November 28, 2012, as the record date for its proposed rights offering to its existing shareholders.  A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	MANHATTAN BANCORP
(Registrant)

	By:	/s/ Terry L. Robinson
Terry L. Robinson
Chief Executive Officer